As filed with the Securities and Exchange Commission on  December 12, 2003

Registration No. 333-100746 .

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

Post Effective Amendment No. 1

To

Form S-8

______________________

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Alcon, Inc.

(Exact name of registrant as specified in its charter)

Switzerland (State or other jurisdiction of incorporation or organization)	98-0205094 (I.R.S. Employer Identification No.)

Bösch 69 P.O. Box 62 6331 Hünenberg, Switzerland (Address of Principal Executive Offices) ____________________________
Alcon Executive Deferred Compensation Plan (Full Title of the Plan) ____________________________
Timothy R.G. Sear Alcon Laboratories, Inc. 6201 South Freeway Fort Worth, Texas 76134-2099 (817) 293-0450 (Name, address and telephone number, including area code, of agent for service)
____________________________ Copy to: John T. Gaffney, Esq. Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, NY 10019 (212) 474-1000

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Shares, par value CHF 0.20 per share	N/A	N/A	N/A	N/A

EXPLANATORY NOTE

On December 9, 2003, the Board of Directors of Alcon, Inc. adopted the First Amendment to the Alcon Executive Deferred Compensation Plan.  As part of this amendment, the deadline for submitting the Compensation Deferral Election Form to the Committee was changed from June 30 of the Plan Year immediately preceding the Plan Year to which such Form relates to September 30 of the Plan Year immediately preceding the Plan Year to which such Form relates.  This Post-Effective Amendment No. 1 is being filed for the purpose of replacing Exhibit 4.1, the Alcon Executive Deferred Compensation Plan, with the Alcon Executive Deferred Compensation Plan as amended.  No additional securities are being registered.

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Timothy R.G. Sear and Jacqualyn A. Fouse and each of them as the true and lawful attorney-in-fact and agent of each such signatory, with full power of substitution and resubstitution, for each such signatory and in the name, place and stead of each such signatory, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-8 of Alcon, Inc. relating to the registration of 3,000,000 common shares of Alcon, Inc., par value CHF 0.20 per share, and $20,000,000 of deferred compensation obligations, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas on the 10th day of December, 2003.

ALCON, INC., By: /s/ Guido Koller _ Name: Guido Koller Title: Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated on the 9th day of December, 2003.

Signature	Title
/s/ Timothy R.G. Sear Timothy R.G. Sear	Chairman, President and Director (Principal Executive Officer)
/s/ Guido Koller _ Guido Koller	Senior Vice President (Principal Financial and Accounting Officer)
/s/ Timothy R.G. Sear Timothy R.G. Sear	Director
/s/ M. Werner Bauer M. Werner Bauer	Director
/s/ Francisco Castaner Francisco Castaner	Director
/s/ Peter Brabeck-Letmathe_________ Peter Brabeck-Letmathe	Director
/s/ Wolfgang H. Reichenberger______ Wolfgang H. Reichenberger	Director
/s/ Thomas Plaskett Thomas Plaskett	Director
/s/ Phillip H. Geier, Jr. Phillip H. Geier, Jr.	Director
/s/ Lodewijk J.R. de Vink____________ Lodewijk J.R. de Vink	Director

EXHIBIT INDEX

Exhibit Number	Description
4.1	Alcon Executive Deferred Compensation Plan